UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

CEDAR REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2015, Cedar Realty Trust, Inc. (the “Company”) entered into an employment agreement effective June 6, 2015, with Philip Mays, Chief Financial Officer of the Company, on terms substantially similar to Mr. Mays’ prior employment agreement with the Company as described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on March 17, 2015.

The term of the agreement is three years from the effective date.  The agreement provides for an annual base salary of $381,225, subject to annual discretionary increases.  Mr. Mays will also continue to participate in the Company’s annual bonus plan for senior executive officers and will continue to be entitled to participate in the Company’s long-term incentive compensation plan, subject to the discretion of, and the requirements established by, the Board of Directors of the Company, based on recommendations of the Compensation Committee.  If Mr. Mays’ employment shall be terminated by the Company without cause or by Mr. Mays for good reason, he will be entitled to receive a lump sum cash payment equal to two and one-half times his annual base salary and highest annual bonus for the preceding two years, his health insurance will be continued for 12 months and the vesting of all restricted stock will be accelerated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2015

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO